SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

UROLOGIX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

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Urologix, Inc.

14405 21st Avenue North

Minneapolis, Minnesota 55447

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 10, 2009

TO THE SHAREHOLDERS OF UROLOGIX, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urologix, Inc. will be held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, on Tuesday, November 10, 2009 at 3:00 p.m., local time, for the following purposes:

1.	To elect two (2) directors to hold office for a term of three years or until their respective successors have been elected and shall qualify;

2.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Urologix, Inc. for the fiscal year ending June 30, 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed September 21, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Mitchell Dann, Chairman

Minneapolis, Minnesota

October 1, 2009

Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the reply envelope provided or vote by telephone or through the Internet as described in the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. Giving your proxy now will not affect your right to vote in person if you attend the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, NOVEMBER 10, 2009

Under new rules promulgated by the Securities and Exchange Commission, Urologix, Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at www.urologix.com by following the link for “Investor Relations” and then “Annual Meeting Materials”:

•	Notice of 2009 Annual Meeting of Shareholders to be held on Tuesday, November 10, 2009;

•	Proxy Statement for 2009 Annual Meeting of Shareholders to be held on Tuesday, November 10, 2009; and

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

Urologix, Inc.

14405 21st Avenue North

Minneapolis, Minnesota 55447

PROXY STATEMENT

Solicitation of Proxies

This Proxy Statement is furnished to the shareholders of Urologix, Inc. in connection with the Annual Meeting of Shareholders to be held on November 10, 2009 or any adjournment(s) or postponement(s) thereof. The mailing of this Proxy Statement to our shareholders commenced on or about October 1, 2009.

Cost and Method of Solicitation

This solicitation of proxies to be voted at this 2009 Annual Meeting of Shareholders is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by Urologix. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and we will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

The total number of shares outstanding and entitled to vote at the meeting as of September 21, 2009 consisted of 14,483,350 shares of common stock, $.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on September 21, 2009 will be entitled to vote at this Annual Meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” each of the other proposals.

Quorum and Voting Requirements

A quorum, consisting of a majority of the shares of common stock entitled to vote at this 2009 Annual Meeting of Shareholders, must be present, in person or by proxy, before action may be taken at the meeting.

A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. Each other proposal presented at this Annual Meeting will be approved by the affirmative vote of the holders of a majority of shares of common stock present at this Annual Meeting, either in person or by proxy, and entitled to vote.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

So far as our management is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Controller of Urologix.

•	Submitting a properly signed proxy card with a later date.

•	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility.

•	Voting in person at the Annual Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 14405 21st Avenue North, Minneapolis, Minnesota 55447, and our telephone number is (763) 475-1400.

Annual Meeting and Special Meetings; Bylaw Amendments

This 2009 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time for any purpose and may be called by the Chairman of our Board, our chief executive officer, our chief financial officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this Proxy Statement entitled “Shareholder Proposals for 2010 Annual Meeting.”

Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY

PRINCIPAL HOLDERS AND MANAGEMENT

The following table includes information as of September 21, 2009, except as noted, concerning the beneficial ownership of our common stock by (i) the only shareholders known to us to hold five percent or more of our common stock, (ii) each of our directors and nominees to our Board of Directors, (iii) each of the Named Executive Officers and (iv) all current directors and executive officers of Urologix as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Except as indicated below, the business address of each individual set forth below is 14405 21st Avenue North, Minneapolis, MN 55447.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned
Perkins Capital Management, Inc. (2) 730 East Lake Street Wayzata, MN 55391	2,184,525	15.1%
BlueLine Partners, L.L.C. (3) 4115 Blackhawk Plaza Circle, Suite 100 Danville, California 94506	1,106,755	7.6%
Mitchell Dann (4)(6)(7)	536,357	3.7%
Stryker Warren, Jr. (4)(5)(7)	353,684	2.4%
Daniel J. Starks (4)	100,000	*
Sidney W. Emery, Jr. (4)(8)	91,247	*
Guy C. Jackson (4)	68,000	*
William M. Moore (4)(9)	70,380	*
Gregory J. Fluet (5)	45,999	*
Rebecca J. Weber (5)	25,769	*
All current directors and executive officers as a group (8 persons)	1,291,436	8.6%

*	Indicates ownership of less than one percent.

(1)	Includes options to purchase the following number of shares, which are or will become exercisable within 60 days of September 21, 2009: Mr. Dann, 30,000 shares; Mr. Warren, 213,684 shares; Mr. Starks, 70,000 shares; Mr. Emery, 40,000 shares; Mr. Jackson, 60,000 shares; Mr. Moore 20,000 shares; Mr. Fluet, 44,999 shares; Ms. Weber, 25,769 shares; and all current directors and executive officers as a group, 504,452 shares.

(2)	Based upon the Amendment No. 3 to Schedule 13G filed by the shareholder with the Securities and Exchange Commission on January 23, 2009. In the Amendment No. 3, the shareholder states that the shareholder, an investment advisor, has sole voting power over 1,248,875 shares and sole dispositive power over 2,184,525 shares of our common stock held by the shareholder’s investment advisory clients.

(3)	Based upon the Amendment No. 1 to Schedule 13D filed by the shareholder with the Securities and Exchange Commission on July 26, 2006. In the Amendment No. 1 to Schedule 13D, the shareholder reports that BlueLine Partners, L.L.C. is the sole general partner of BlueLine Capital Partners, LP and BlueLine Capital Partners II, LP, which hold 1,106,755 shares and 39,406 shares of our common stock, respectively.

(4)	Director of Urologix.

(5)	Named Executive Officer.

(6)	Includes 10,358 shares owned by an IRA rollover for the benefit of Mitchell Dann, 40,018 shares held by the Glory Bowl Trust of which the Mr. Dann’s minor child is the beneficiary and Mr. Dann is the sole trustee, and 8,000 shares held by the Norman Dann Charitable Remainder Annuity Trust of which Mr. Dann is the sole trustee and as to which Mr. Dann disclaims beneficial ownership.

(7)	Nominee for election as a director.

(8)	Includes 51,247 shares held in a trust for the benefit of Mr. Emery’s spouse, of which Mr. Emery and his spouse are trustees.

(9)	Includes 4,000 shares held by the irrevocable trust of Mr. Moore’s minor child and 1,000 shares held through an account for Mr. Moore’s minor child, of which Mr. Moore and his spouse are trustees and custodians, respectively.

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to the terms of our current Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

The terms of Messrs. Dann, Starks and Warren expire at this Annual Meeting of Shareholders, which follows our fiscal year 2009. The term of Mr. Jackson expires at the Annual Meeting of Shareholders following fiscal year 2010. The terms of Messrs. Emery and Moore expire at the Annual Meeting of Shareholders following fiscal year 2011.

Two directors will be elected at this Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2012 or until their respective successors are elected and shall qualify. Mr. Starks determined not to stand for re-election at this Annual Meeting. Upon recommendation of the Governance/Nominating Committee, the Board of Directors has nominated for election Messrs. Dann and Warren to serve until the Annual Meeting following fiscal year 2012.

It is intended that proxies will be voted for the named nominees. The Board of Directors believes that the nominees named below will be able to serve, but should either be unable to serve as a director, the persons named in the proxies have advised us that they will vote for the election of such substitute nominee(s) as the Board of Directors may propose. The biographical information concerning the nominees and the other directors filling unexpired terms are set forth below, based upon information furnished to us by the nominees and directors.

Information Regarding Nominees

Mitchell Dann (49)	Mr. Dann has served as a director and as our Chairman since February 25, 2008. Mr. Dann also served as our Interim Chief Executive Officer from February 25, 2008 to the appointment of Mr. Warren as the Chief Executive Officer on June 24, 2008. Mr. Dann is a co-founder of Urologix and served as a director from its inception in 1991 until 2005. In 2000, Mr. Dann founded Sapient Capital. Mr. Dann is currently the managing member of Sapient Capital Management, L.L.C., the general partner of the general partner of Sapient Capital, L.P., a venture capital firm specializing in the medical device industry. Mr. Dann has over 25 years of experience working with medical device companies as an investor, entrepreneur, executive, adviser and board member. Mr. Dann also serves as a member of the Board of Directors of TranS1 Inc., a publicly-held medical device company (NasdaqGM: TSON). Mr. Dann received a B.S. degree in Engineering from the University of Vermont.

Stryker Warren, Jr. (59)	Mr. Warren was appointed as our Chief Executive Officer and a director on June 24, 2008. From May 1997 to April 2007, Mr. Warren served as President and Chief Executive Officer of Urology Healthcare Group, Inc. (doing business as CIMplify, Inc.), which provides value-added services to urology practices and state-of-the-art medical equipment on an as-needed basis. Mr. Warren received a B.S. degree in pharmacy from Oregon State University.

Vote Required

Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing two directors, the two nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

Directors Serving Continuing Terms

Term Expiring at the Annual Meeting Following Fiscal 2010:

Guy C. Jackson (67)	Mr. Jackson has been our director since December 2003. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, he served as audit partner for numerous public companies in Ernst & Young’s New York and Minneapolis offices. Mr. Jackson holds a B.S. degree from The Pennsylvania State University and a MBA from Harvard Business School. He is also a director and chair of the Audit Committees of Cyberonics, Inc. (NasdaqGM: CYBX), Digi International Inc. (NasdaqGS: DGII), EpiCept Corporation (NasdaqCM: EPCT) and Life Time Fitness, Inc. (NYSE: LTM).

Term Expiring at the Annual Meeting Following Fiscal 2011:

Sidney W. Emery, Jr. (63)	Mr. Emery has served as a director since October 2005. Mr. Emery served as the Chief Executive Officer and President of MTS Systems Corporation (NasdaqGS: MTSC) from March 1998 until his retirement in January 2008. Mr. Emery has also served as the chairman of the Board of Directors of MTS Systems Corporation from January 1999 until September 2008. Mr. Emery previously held various management and executive positions with the Bendix Corporation and later Honeywell, Inc. after serving 10 years as an officer in the US Navy. Mr. Emery is a director of ALLETE, INC., a diversified energy company (NYSE: ALE), and MECS, a privately held chemical engineering firm. Mr. Emery is also Chairman of the Board of Governors at the University of St. Thomas School of Engineering. Mr. Emery received a BS in Engineering from the US Naval Academy and a PhD in Industrial Engineering from Stanford University.

William M. Moore (60)	Mr. Moore has served as our director since February 2008. Mr. Moore is currently a consultant to various medical device and health care companies and investors in these companies, including BlueLine Partners, L.L.C., a significant shareholder of Urologix. Mr. Moore has served as a general partner of Alpine Partners, a venture capital firm, since March 2003. Mr. Moore also serves on the Board of Directors of Iridex Corporation (NasdaqGM: IRIX) and Natus Medical Inc. (NasdaqGM: BABY), which he co-founded in 1990 and for which he served as its CEO until 1993. Mr. Moore earned his B.S. degree from the University of Utah.

CORPORATE GOVERNANCE

Board Independence

The Board undertook a review of director independence in August 2009. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his immediate family) and Urologix, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the directors, except Mr. Dann, are independent according to the “independence” definition of the Nasdaq Marketplace Rules. Mr. Dann is not independent under the Nasdaq Marketplace Rules because he served as our Interim Chief Executive Officer from February 25, 2008 to June 24, 2008.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Compensation Committee, an Audit Committee and a Governance/Nominating Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other senior management of Urologix. Among its other duties, the Compensation Committee oversees our stock-based compensation plans and cash incentive plans for executive officers, and recommends Board compensation. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. Emery (Chair), Moore and Starks. During fiscal year 2009, the Compensation Committee met four times and also met in executive session without management present for certain of these meetings.

The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Marketplace Rules, a non-employee director under Securities and Exchange Commission rules and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available on our website, www.urologix.com, by following the link to “Corporate Governance” in the “Investors” section. A report of the Compensation Committee is set forth below.

Governance/Nominating Committee. The Governance/Nominating Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as our directors, ensuring that the Board and governance policies are appropriately structured, reviewing and recommending changes to our governance guidelines, overseeing Board and committee evaluations, and reviewing and making recommendations on succession plans for the Chief Executive Officer. The current members of the Governance/Nominating Committee are Messrs. Moore (Chair), Jackson and Emery. During fiscal year 2009, the Governance/Nominating Committee met five times.

The charter of the Governance/Nominating Committee requires that this committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Marketplace Rules. Each member of the Governance/Nominating Committee meets these requirements. A copy of the current charter of the Governance/Nominating Committee is available by following the link to “Corporate Governance” in the “Investor” section of our website at www.urologix.com.

Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and related filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the current charter of the Audit Committee is available by following the “Corporate Governance” link in the “Investor” section of our website at www.urologix.com. Our Audit Committee consists of Messrs. Jackson (Chair), Moore and Emery. During fiscal year 2009, the Audit Committee met eight times.

The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission. The Board of Directors also has reviewed the education, experience and other qualifications of each of the members of the Audit Committee. After such review, the Board of Directors has determined that Mr. Jackson, the chair of the Audit Committee, qualifies an “Audit Committee financial expert.” A report of the Audit Committee is set forth below.

Director Nominations

The Governance/Nominating Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 3.13 of our bylaws as described in the section of this Proxy Statement entitled “Shareholder Proposals for Nominees.”

Criteria for Nomination to the Board. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, as the committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account our needs and the needs of the Board of Directors. The Governance/Nominating Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•

Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of Urologix;

•

Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees; and

•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity; and

•	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

The Governance/Nominating Committee also considers such other relevant factors, as it deems appropriate. The committee will consider persons recommended by the shareholders in the same manner as other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2009 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2009 Annual Meeting in August 2009. Mr. Dann, a nominee for election at this 2009 Annual Meeting, was appointed by the Board of Directors on February 25, 2008. Mr. Warren was appointed as our Chief Executive Officer and a director on June 24, 2008. Mr. Dann was identified by the Governance/Nominating Committee because he is a co-founder of Urologix and served as a director from its inception in 1991 until 2005. Mr. Warren was identified as a candidate for Chief Executive Officer through a third-party search firm and was appointed as a director in connection with his appointment as our Chief Executive Officer. We have not engaged a third-party search firm to assist us in identifying potential director candidates, however, the Governance/Nominating Committee may choose to do so in the future.

Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee in care of the Secretary of Urologix and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in our bylaws and under the caption “Shareholder Proposals for 2010 Annual Meeting” below.

Board Attendance at Board, Committee and Annual Shareholder Meetings

During fiscal year 2009, the Board of Directors met four times. Each director in fiscal year 2009 attended at least seventy-five percent of the meetings of the Board of Directors and Board committees on which the director served.

We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend shareholder meetings when held in conjunction with a meeting of the Board of Directors. The 2009 Annual Meeting of Shareholders will be held in conjunction with a meeting of the Board of Directors. Two directors attended the 2008 Annual Meeting of Shareholders.

Communications with Directors

Following his service as our Interim Chief Executive Officer, the Board of Directors designated Mitchell Dann, the Chairman of our Board of Directors, as our lead director. The lead director will act as chair of executive sessions of the Board. Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@urologix.com or by directing the communication in care of the lead director, at the address set forth on the front page of this Proxy Statement.

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. This code of ethics is included in our Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is publicly available by following the “Corporate Governance” link in the “Investor” section of our website at www.urologix.com. To the extent permitted, we intend to disclose any amendments to, or waivers from, the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions or with respect to the required elements of the code of ethics on our website at www.urologix.com by following the “Corporate Governance” link in the “Investor” section.

REPORT OF THE AUDIT COMMITTEE

This is a report of the Audit Committee of the Board of Directors of Urologix for the year ended June 30, 2009. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and KPMG LLP, our independent registered public accounting firm. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

KPMG LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with KPMG LLP.

Based on the discussions with management and KPMG LLP, the Audit Committee’s review of the representations of management and the report of KPMG LLP, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2009, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

GUY C. JACKSON, CHAIR	SIDNEY W. EMERY, JR.	WILLIAM M. MOORE

EXECUTIVE OFFICERS

Set forth below is biographical and other information on our current executive officers. Information about Stryker Warren, Jr., our Chief Executive Officer, may be found in this Proxy Statement under the heading “Election of Directors.”

Name	Age	Position
Gregory J. Fluet	40	Executive Vice President and Chief Operating Officer

Rebecca J. Weber	34	Controller and Director of Finance

Mr. Fluet was appointed our Executive Vice President and Chief Operating Officer on July 14, 2008. Mr. Fluet initially joined Urologix as a consultant in February 2008. From May 2002 until his appointment as our Chief Operating Officer, Mr. Fluet worked with Sapient Capital Management, LLC, last serving as an associate and serving as a Board observer, assisting with intellectual property, financial analysis, market research and clinical research. Mr. Fluet graduated from Stanford University with a B.S. in Mechanical Engineering.

Ms. Weber was appointed as our Controller and Director of Finance on April 15, 2008. From May 2006 until her appointment as Controller and Director of Finance, Ms. Weber served as our Manager – Reporting and Controls and from March 2005 to May 2006, Ms. Weber served as our Financial Analyst. From December 2002 until March 2005, Ms. Weber was employed by Deluxe Corp., as its Financial Analysis Manager from April 2004 to March 2005 and as its Senior Financial Analyst from December 2002 to April 2004. Ms. Weber also worked for KPMG LLP from September 1997 to December 2002, with increasing levels of responsibility and last serving as an Audit Manager. Ms. Weber graduated from the University of Wisconsin-Madison with a B.S. in Business Administration, emphasis in Accounting.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following is an explanation of compensation during fiscal year 2009 to the following executive officers who are referred to in this Proxy Statement as the Named Executive Officers:

•	Stryker Warren, Jr., our Chief Executive Officer since June 24, 2008;

•	Gregory J. Fluet, our Executive Vice President and Chief Operating Officer since July 14, 2008; and

•	Rebecca J. Weber, who was appointed as our Controller and Director of Finance on April 15, 2008.

This section is intended to provide a framework within which to understand the actual compensation awarded to or earned by the Named Executive Officers during fiscal year 2009, as reported in the compensation tables and accompanying narrative sections appearing on pages 16 to 22 of this Proxy Statement.

For a description of employment, severance and change in control arrangements with the Named Executive Officers, please see “Executive Compensation – Employment and Change In Control Arrangements.”

Role of the Compensation Committee in the Compensation Process

The responsibility of the Compensation Committee is to develop our philosophy and structure for executive compensation, review and approve the compensation and other terms of employment of our Chief Executive Officer and other executive officers, approve and oversee our cash incentive plans, and approve any other performance-based compensation and metrics. The Compensation Committee also oversees our stock-based compensation plans, including our Amended and Restated 1991 Stock Option Plan (the “1991 Plan”), and cash incentive plans for executive officers and recommends Board compensation. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance.

In carrying out its duties, the Compensation Committee reviews and approves specific compensation programs, including a cash bonus program tied to our financial performance and base salary amounts.

Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties. While the Compensation Committee has used the services of a compensation consultant in the past, it did not do so in determining fiscal year 2009 compensation for the Named Executive Officers. The Compensation Committee may choose to use the services of a compensation consultant in the future. In determining fiscal year 2009 compensation, the Compensation Committee reviewed certain compensation related information and recommendations from certain members of management, as described below.

Role of Management in the Compensation Process

To determine the in-service compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of their performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the amount of potential awards under the cash incentive compensation program, and the awards under our long-term equity program. The Chief Executive Officer also recommends to the Compensation Committee the performance goals under any performance-based compensation program, which for fiscal year 2009 was the Fiscal Year 2009 Cash Bonus Program.

None of the Named Executive Officers, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. However, no Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

Design of and Payouts Under the Fiscal Year 2009 Cash Bonus Program

Our philosophy with respect to the compensation of executive officers is to provide competitive levels of compensation consistent with our annual and long-term performance goals, that recognize individual initiative, and assist us in attracting and retaining qualified executives. We believe that the Fiscal Year 2009 Cash Bonus Program, which is described below, is consistent with our philosophy.

On November 10, 2008, the Compensation Committee recommended, and the Board of Directors adopted, the Fiscal Year 2009 Cash Bonus Program and the performance goals under the Fiscal Year 2009 Cash Bonus Program for the Named Executive Officers. The Compensation Committee retained the discretion to modify the terms of the Fiscal Year 2009 Cash Bonus Program and to grant cash bonuses or other compensation outside the Fiscal Year 2009 Cash Bonus Program.

The performance goals under the Fiscal Year 2009 Cash Bonus Program consist of our revenue for fiscal year 2009, our cash balance at the end of fiscal year 2009 and individual fiscal year objectives. For Ms. Weber, these measures were weighted in equal thirds. For Messrs. Warren and Fluet, the only measures consisted of our revenue for fiscal year 2009 and our cash balance at the end of fiscal year 2009, which were weighted equally. The Committee also established minimum, target and maximum performance goals relating to each financial measure and, in the case of Ms. Weber, individual fiscal year objectives. The cash bonus amount relating to the achievement of revenue for fiscal year 2009 and cash balance at the end of fiscal year 2009 would be adjusted if our financial performance either exceeds or is less than the target level, up to a 100% increase or a 90% decrease to this component of the Named Executive Officer’s bonus in the case of fiscal year revenue and up to a 20% increase or a 60% decrease to this component of the Named Executive Officer’s bonus in the case of cash balance at fiscal year end.

Under the Fiscal Year 2009 Cash Bonus Program, the Compensation Committee has established a minimum for each measure that, if not met, would result in the Named Executive Officers not earning any portion of their bonus relating to that measure. Payouts of the cash bonuses were made following the Committee’s determinations at the end of the fiscal year to those Named Executive Officers who continue to be employed as of the end of the year.

The following table shows the bonus that could have been earned under the Fiscal Year 2009 Cash Bonus Program by the Named Executive Officers as a percentage of each of their respective annual base salaries as in effect at the time of adoption of the Fiscal Year 2009 Cash Bonus Program at the minimum, target, and maximum level of our achievement of revenue for fiscal year 2009 and the target cash balance at the end of fiscal year 2009. In the case of Ms. Weber, each percentage also represents achievement of her individual fiscal year objectives in full.

	Fiscal Year 2009 Cash Bonus Program
Name of Executive	% of Base Salary For Performance at Minimum Fiscal Year Revenue and Cash Balance	% of Base Salary For Performance at Target Fiscal Year Revenue and Cash Balance	% of Base Salary For Performance at Maximum Fiscal Year Revenue and Cash Balance
Stryker Warren, Jr.	10%	40%	64%
Gregory J. Fluet	7.5%	30%	48%
Rebecca J. Weber	15%	30%	42%

On August 6, 2009, the Compensation Committee recommended and the Board of Directors approved payouts to the Named Executive Officers under the 2009 Bonus Program. Our revenue for fiscal year 2009 did not meet the minimum amount set by the Compensation Committee and therefore, did not result in any bonus to the Named Executive Officers as a result of this performance measure. Our cash balance at the end of fiscal year 2009 exceeded the maximum amount set by the Compensation Committee. In addition, Ms. Weber achieved some of her fiscal year individual objectives established by the Committee, resulting in half of the targeted bonus amount relating to this performance measure.

Therefore, under the 2009 Bonus Program, Mr. Fluet was paid $27,000 and Ms. Weber was paid $19,530. Mr. Warren would have earned a bonus amount of $72,000. However, the Compensation Committee exercised its discretion to reduce the bonus to zero based on a number of factors including Mr. Warren’s recommendation for such reduction, the desire to preserve cash to reinvest in the Company’s business, and the design of the cash bonus program for fiscal year 2010.

Long-Term Equity Compensation

The long-term equity component of executive compensation is provided primarily through stock options that are generally granted to executive officers in connection with their initial employment and periodically upon review of compensation levels, past performance and future potential.

The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholder’s interest in enhancing shareholder value. Stock options are awarded at an exercise price equal to the fair market value on the date of grant and these options generally vest over a four-year period. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans.

In fiscal year 2009, the Compensation Committee granted stock options to purchase an aggregate of 321,500 shares of Urologix’ common stock to employees and consultants. Of these options granted in fiscal year 2009, options to purchase 92,000 shares were awarded to individuals who were Named Executive Officers on the grant date. These options to purchase an aggregate of 92,000 shares are described below.

In connection with his appointment as our Executive Vice President and Chief Operating Officer on July 14, 2008, Mr. Fluet was granted a stock option to purchase 75,000 shares of our common stock. The Compensation Committee believes that this option grant to Mr. Fluet was a proper inducement to accept this executive officer position, as well as provides long-term incentives for achievement over the ten-year term of the option and to remain employed with us over the four-year vesting schedule of the option. Ms. Weber was also granted a ten- year option to purchase 17,000 shares on August 14, 2008 in recognition of her fiscal year 2008 performance. This option also provides a long-term incentive and an incentive to remain employed with us over the four-year vesting schedule of the option.

On August 6, 2009, the Compensation Committee granted stock options to Mr. Warren, Mr. Fluet and Ms. Weber for fiscal year 2009 performance. The options granted to Mr. Warren, Mr. Fluet and Ms. Weber were to purchase 100,000 shares, 50,000 shares and 15,000 shares of our common stock, respectively. These option awards reflect the Compensation Committee’s desire to align the interests of the Named Executive Officers and our shareholders generally by ensuring that they would realize a compensatory benefit from this award only if our shareholders also stood to benefit through an increase in our stock price.

Summary Compensation Table

The following table shows information concerning compensation earned or received by the Named Executive Officers: (i) Stryker Warren, Jr. who has served as our Chief Executive Officer since June 24, 2008; (ii) Rebecca J. Weber, who was appointed as our Controller and Director of Finance on April 15, 2008; and (iii) Gregory J. Fluet, who began serving as our Executive Vice President and Chief Executive Officer on July 14, 2008. The information presented is for our most recently completed fiscal year, which is fiscal year 2009, and for the only other fiscal year of the two prior fiscal years during which any of the Named Executive Officers served as an executive officer of Urologix, which is fiscal year 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($) (3)	Total ($)
Stryker Warren (4)	2009	$298,921	$24,685	$44,581	$0	$2,005	$370,192
Chief Executive Officer	2008	5,769	286	882	—	893	7,830
Gregory J. Fluet (5) Executive Vice President, Chief Operating Officer	2009	147,115	—	8,809	27,000	7,518	190,442
Rebecca J. Weber (6)	2009	115,596	—	6,551	19,530	—	141,677
Controller & Dir. of Finance	2008	94,026	—	3,818	14,250	—	112,094

(1)	Values expressed represent the actual compensation cost recognized by our company during fiscal years 2009 and 2008 for equity awards granted those years and previous years as determined pursuant to Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”) utilizing the assumptions discussed in Note 3, “Stock Options,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2009 as it related to option awards granted in 2009 and, as to all other awards, utilizing the assumptions discussed in Note 3, “Stock-Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008.

(2)	Represents bonuses paid to the named Executive Officers under our Fiscal Year 2009 Cash Bonus Plan, which are reported for the year in which the related services were performed. See the section of this Proxy Statement entitled “Summary of Executive Compensation – Design of and Payouts Under the Fiscal Year 2009 Cash Bonus Program.”

(3)	Amounts for Mr. Warren represent costs and expenses reimbursed to Mr. Warren for temporary housing and relocation. Amounts for Mr. Fluet represent expenses reimbursed for relocation.

(4)	Mr. Warren began serving as our Chief Executive Officer effective June 24, 2008 and therefore, salary amounts for fiscal year 2008 represent a partial year.

(5)	Mr. Fluet began serving as an executive officer of Urologix on July 14, 2008 and had served as a consultant beginning in February 2008. Amounts presented for fiscal year 2009 include compensation in all capacities.

(6)	Ms. Weber began serving as an executive officer of Urologix on April 15, 2008. Amounts presented for fiscal year 2008 include compensation in all capacities.

Grants of Plan-Based Awards in 2009

The following table sets forth certain information concerning equity and non-equity plan-based awards granted to the Named Executive Officers during the fiscal year ended June 30, 2009:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Stryker Warren, Jr.	11/10/2008	$30,000	$120,000	$192,000	—	—	—
Gregory J. Fluet	07/14/2008	—	—	—	75,000	$1.85	$36,647
Gregory J. Fluet	11/10/2008	11,250	45,000	72,000	—	—	—
Rebecca J. Weber	08/14/2008	—	—	—	17,000	$1.84	8,541
Rebecca J. Weber	11/10/2008	17,250	34,500	48,300	—	—	—

(1)	Represents bonuses that may have been earned by the Named Executive Officers under our Fiscal Year 2009 Cash Bonus Program. See the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation” for amounts actually paid. For explanation of the Fiscal Year 2009 Cash Bonus Program, refer to the description under the heading of Summary of Executive Compensation entitled “Design of and Payouts Under the Fiscal Year 2009 Cash Bonus Program.”

(2)	Values expressed represent fair value of the award as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 3, “Stock-Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2009.

Outstanding Equity Awards At Fiscal Year-End – Stock Options

The following table sets forth certain information concerning option awards outstanding to the Named Executive Officers at June 30, 2009:

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (2)
Stryker Warren, Jr.	88,750	266,250	1.79	06/24/2018
Gregory J. Fluet	20,000	0	0.78	02/25/2018
Gregory J. Fluet	0	75,000	1.85	07/14/2018
Rebecca J. Weber	2,500	0	4.22	04/21/2015
Rebecca J. Weber	3,645	1,355	2.75	07/24/2016
Rebecca J. Weber	2,395	2,605	2.70	07/23/2017
Rebecca J. Weber	8,166	19,834	0.87	04/15/2018
Rebecca J. Weber	0	17,000	1.84	08/14/2018

(1)

Options vest and become exercisable with respect to 25% of the shares underlying the option on the first anniversary of the date of grant and thereafter vests with respect to 1/36th of the shares underlying the option on the monthly anniversary of the date of grant for each of the next 36 months. In the case of the option issued to Mr. Warren, the option was issued as an incentive stock option under Code Section 422 to the greatest extent possible, with the remainder as a non-qualified stock option. The non-qualified portion of the option, consisting of 143,026 shares of the 355,000 share option, is immediately exercisable. If such non-qualified portion is exercised before the vesting date, we will issue shares of restricted common stock subject to forfeiture until the vesting date of the option and subject to repurchase by us at the lower of (i) the original exercise price; or (ii) the fair market value of such shares upon forfeiture. For this option issued to Mr. Warren, the number of shares underlying unexercised options exercisable represents shares that are both vested and exercisable.

(2)	The expiration date of each option is the ten-year anniversary of the date of grant of such option.

Outstanding Equity Awards At Fiscal Year-End – Restricted Stock Awards

The following table sets forth certain information concerning stock awards outstanding to the Named Executive Officers at June 30, 2009.

	Restricted Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2)($)
Stryker Warren, Jr.	60,000	$74,400

(1)	Restrictions lapse as to 25% of the shares on each of the first four anniversaries of the date of grant, which was June 24, 2008.

(2)	Value is based on the fair market value of our common stock on June 30, 2009, which was $1.24 per share.

2009 Option Exercises and Stock Vested

During fiscal 2009, none of the Named Executive Officers exercised any stock options held by them. During fiscal year 2009, a restricted stock award held by Mr. Warren vested as follows:

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stryker Warren, Jr.	20,000	$23,600

(1)	Represents the number of shares vested multiplied by $1.18 per share, the fair market value of our common stock on the date of vesting, which was June 24, 2009.

Employment and Change In Control Arrangements

Agreements and Arrangements with the Named Executive Officers

On June 24, 2008, we entered into an offer letter agreement with Stryker Warren, Jr. in which he agreed to serve as our Chief Executive Officer. Under the terms of the offer letter, Mr. Warren will receive annual base compensation of $300,000 for fiscal year 2009, payable according to our regular payroll practices. Mr. Warren will also participate in the cash bonus program for executive officers and will be entitled to bonus of 40% of his base salary at the target level of achievement of corporate goals established by the Compensation Committee with respect to our 2009 fiscal year. The offer letter further provides that Mr. Warren will be reimbursed for a maximum of $35,000 in costs and expenses associated with temporary housing and relocation. However, Mr. Warren is required to reimburse us for these amounts if his employment with us ends prior to the one-year anniversary of his start date. Mr. Warren will also participate in health, dental and life insurance benefit plans on the same basis as our other employees.

Pursuant to the offer letter, Mr. Warren was granted an option on June 24, 2008 to purchase 355,000 shares of our common stock. The option has an exercise price of $1.79, which is equal to the fair market value of our common stock as of the grant date. The option vests with respect to 25% of the shares underlying the option on the first anniversary of the date of grant and, thereafter, as to 1/36 of the shares underlying the option on the monthly anniversary of the date of grant for each of the next 36 months. The option was issued as an incentive stock option to the greatest extent possible with the remainder, issued as a non-qualified stock option. The non-qualified portion of the option, consisting of 143,026 shares of the 355,000 share option, is immediately exercisable. If such non-qualified portion of the option is exercised before the vesting date, we will issue Mr. Warren shares of restricted common stock subject to forfeiture until the vesting date of the corresponding option and subject to repurchase by us at the lower of (i) the original exercise price; or (ii) the fair market value of such shares upon forfeiture. Mr. Warren was also granted 80,000 shares of common stock that are restricted stock with the restrictions lapsing as to 25% of the shares on each of the first four anniversaries of the date of grant.

In connection with his employment, Mr. Warren entered into a letter agreement relating to change in control benefits. Under this letter agreement, if a Change in Control occurs and Mr. Warren’s employment is terminated without Cause, or by Mr. Warren for Good Reason, within twelve months of a Change in Control, we will pay Mr. Warren a severance payment in cash in a single sum within sixty days of the date of termination equal to 150% of the sum of his annual target compensation (base salary and bonus) in effect on such date. Except with respect to this letter agreement, Mr. Warren’s employment with us is “at will.” Mr. Warren also entered into our standard agreement with employees governing assignment of inventions, confidential information and non-competition.

We have also entered into letter agreements dated July 14, 2008 with Gregory J. Fluet, our Executive Vice President and Chief Operating Officer, regarding employment and change in control arrangements. Under the terms of an offer letter, Mr. Fluet will receive annual base compensation of $150,000, payable according to our regular payroll practices. Mr. Fluet will also participate in our cash bonus program for executive officers. With respect to our fiscal year 2009, he will be entitled to bonus of 30% of his base salary at the target level of achievement of corporate goals established by the Compensation Committee. The offer letter further provides that Mr. Fluet will be reimbursed for a maximum of $25,000 in costs and expenses associated with temporary housing and relocation. However, Mr. Fluet is required to reimburse us for these amounts if his employment with us ends prior to the one-year anniversary of his start date. Mr. Fluet will also participate in our health, dental and life insurance benefit plans on the same basis as our other employees.

Pursuant to the offer letter, Mr. Fluet was granted an incentive stock option on July 14, 2008 to purchase 75,000 shares of our common stock. The option has an exercise price of $1.85, which is equal to the fair market value of our common stock as of the grant date. The option vests with respect to 25% of the shares underlying the option on the first anniversary of the date of grant and, thereafter, as to 1/36 of the shares underlying the option on the monthly anniversary of the date of grant for each of the next 36 months.

In connection with his employment, Mr. Fluet entered into a letter agreement relating to change in control benefits. Under this letter agreement, if a Change in Control occurs and Mr. Fluet’s employment is terminated without Cause, or by Mr. Fluet for Good Reason, within twelve months of a Change in Control, we will pay Mr. Fluet a severance payment in cash in a single sum within sixty days of the date of termination equal to 100% of the sum of his annual target compensation (base salary and bonus) in effect on such date. Except with respect to this letter agreement, Mr. Fluet’s employment with Urologix is “at will.” Mr. Fluet also entered into our standard agreement with employees governing assignment of inventions, confidential information and non-competition.

Effective April 15, 2008, the Board of Directors appointed Rebecca J. Weber as our Controller and Director of Finance. In this position, Ms. Weber serves as our principal financial officer and principal accounting officer. For fiscal year 2009, Ms. Weber’s annual base salary was set at $130,000 and Ms. Weber is entitled to participate in our cash bonus program for executive officers. Under the Fiscal Year 2009 Cash Bonus Plan, she was entitled to a target bonus of 30% of her actual annual base salary upon achievement of goals established by the Compensation Committee with respect to our 2009 fiscal year. Ms. Weber had previously entered into our standard agreement with employees governing assignment of inventions, confidential information and non-competition. Ms. Weber’s employment with us is “at will” and we do not have any agreement or other arrangement with Ms. Weber relating to post-termination compensation.

All of the foregoing compensation determinations and arrangements were recommended or approved by the Compensation Committee. In addition, all stock option grants or restricted stock grants were made under the 1991 Plan and the 1991 Plan contains provisions relating to a change in control (as defined under the 1991 Plan) that govern the awards made under the 1991 Plan, including those made to the Named Executive Officers.

Certain Definitions Relating to Change in Control

Each of the letter agreements with Messrs. Warren and Fluet described above incorporates the following definitions of “change in control,” “cause” and “good reason” where “you” refers to the executive officer party to the letter agreement.

Defined Term	Definition

Cause

1. The failure by you to use your best efforts to perform the material duties and responsibilities of your position or to comply with any material policy or directive Urologix has in effect from time to time.

2. Any act on your part which is harmful to the reputation or business of Urologix, including, but not limited to, conduct which is inconsistent with federal or state law respecting harassment of, or discrimination against, any Urologix employee.

3. A material breach of your fiduciary responsibilities to Urologix, such as embezzlement or misappropriation of Urologix funds or properties.

4. Your indictment for, conviction of, or guilty plea or nolo contendere plea to a felony or any crime involving moral turpitude, fraud or misrepresentation.

Defined Term	Definition

Change in Control

Change in Control of Urologix shall mean a change in control which would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Urologix is then subject to such reporting requirement, including without limitation, if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Urologix representing 20% or more of the combined voting power of Urologix’ then outstanding securities;

(ii) there ceases to be a majority of the Board of Directors comprised of (A) individuals who, on the date of this Letter Agreement, constituted the Board of Directors of Urologix; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

(iii) Urologix disposes of at least 75% of its assets, other than to an entity owned 50% or greater by Urologix or any of its subsidiaries.

Good Reason

Good Reason shall mean, without your express written consent, any of the following:

(i) the assignment to you of any duties inconsistent with your status or position as [an officer] of Urologix or a substantial reduction in the nature or status of your responsibilities from those in effect immediately prior to the Change in Control;

(ii) a reduction by Urologix of your annual base salary in effect immediately prior to a Change in Control;

(iii) the relocation of Urologix’ principal executive offices to a location outside of the Minneapolis metropolitan area or requiring you to be based anywhere other than Urologix’ principal executive offices, except for required travel for Urologix business to any extent substantially consistent with your prior business obligations;

(iv) the failure by Urologix to continue to provide you with benefits at least as favorable to those enjoyed by you under Urologix plans which you participated in at the time of the Change in Control, the taking of any action which would, directly or indirectly, materially reduce any of such benefits or deprive you of any benefit enjoyed at the time of the Change in Control, or the failure to provide you with the number of paid vacation days to which you are entitled at the time of the Change in Control; provided, however, Urologix may amend any such program so long as such amendments do not reduce any benefits to which you would be entitled upon termination;

(v) the failure of Urologix to obtain a satisfactory agreement from any successor to assume and agree to perform this Letter Agreement.

Additionally, the 1991 Plan provides that upon a change of control, as defined in the plan, each outstanding stock option and each award of restricted stock, including those held by the Named Executive Officers, will become exercisable in full as to all of the shares covered thereby without regard to any installment exercise or vesting provisions and all restrictions on the restricted stock will lapse. For the purposes of the 1991 Plan, “change of control” means any of the following:

•

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Urologix representing 50% or more of the combined voting power of Urologix’ then outstanding securities and is required to file a Schedule 13D under the Exchange Act; or

•	the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors. The term “Incumbent Directors” shall mean those individuals who are members of the Board of Directors on August 13, 1997 and any individual who subsequently becomes a member of the Board of Directors whose election or nomination for election by Urologix’ shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

•

all or substantially all of the assets of Urologix are sold, leased, exchanged or otherwise transferred and immediately thereafter, there is no substantial continuity of ownership with respect to Urologix and the entity to which such assets have been transferred.

Equity Granting Process

Stock awards to our executive officers and senior management are typically granted annually in conjunction with the review of the individual performance of our executive officers. This review takes place at the regularly scheduled meeting of the Compensation Committee in July or early August. These regular grants of stock options are approved in advance by the Compensation Committee. Stock options are also granted in connection with the hiring of new employees, with the option grant effective as of the date of approval by the Compensation Committee. The new hire grants are either approved in advance for award on the first day of employment or subsequent to the first day of employment. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 1991 Plan.

Under the 1991 Plan, the Board may delegate to our executive officers the authority to grant options to persons who are not our executive officers. In the 2009 fiscal year, the Board of Directors did not exercise this delegation authority.

Our policy is that the exercise price of all stock options is set at the closing price of our common stock as reported by The Nasdaq Stock Market as of the date of grant, which is the date of the action by the Compensation Committee or Board of Directors selecting an award recipient, determining the number of shares to be awarded under the option, and establishing all other material terms of the stock option.

DIRECTOR COMPENSATION

Our non-employee directors received the following cash amounts for Board and committee service in fiscal year 2009: $1,500 per Board meeting and $750 per committee meeting. In addition, each chair of a committee received an annual retainer of $5,000 and the lead director, if not a committee chair, also received an annual retainer of $5,000. Each director is also reimbursed for expenses associated with attending Board of Directors and committee meetings. Effective August 14, 2008, the Board of Directors appointed Mitchell Dann as the lead director, in addition to his position as Chairman of the Board. For fiscal year 2009, Guy C. Jackson, William M. Moore, Sidney W. Emery, Jr., and Daniel J. Starks served as the chairs of committees of the Board.

Under the terms of the 1991 Plan, persons serving as non-employee directors immediately following the annual shareholder meeting automatically receive an option to purchase 10,000 shares of our common stock at a price equal to fair market value on the date of grant and vested in full on the date of grant. Under this automatic grant provision of the 1991 Plan, each of Messrs. Dann, Emery, Jackson, Moore, Starks and Cirino, the non-employee directors then serving, received a non-qualified option to purchase 10,000 shares of our common stock on November 11, 2008, the date of the 2008 Annual Meeting of Shareholders.

Effective August 14, 2008, the Board of Directors approved the payment of an annual retainer of $15,000 to the Chairman of the Board of Directors. Additionally, on August 14, 2008, the Chairman was granted an option to purchase 30,000 shares of our common stock to recognize the Chairman’s assistance to our Chief Executive Officer during the transition period since his appointment in June 2008. Both the annual retainer and stock option grant were recommended by the Compensation Committee.

On August 6, 2009, the Compensation Committee met to review certain aspects of director compensation. As a result of this review, on August 6, 2009, the Compensation Committee recommended and the Board of Directors determined that the non-executive Chairman, if also the lead director, will receive a fee of $20,000 per year beginning in fiscal year 2010, but be paid no separate fee as a lead director. Additionally, as a result of the Compensation Committee’s review, the Compensation Committee recommended and the Board of Directors approved on September 15, 2009 an award of restricted stock to each non-employee director serving as a member of the Board immediately after this Annual Meeting, with the number of shares of restricted stock equal to $9,300 divided by the closing price of our common stock on the date of the Annual Meeting, rounded up to the next whole share. The restricted stock award will be granted under the 1991 Plan on the date of the Annual Meeting. The restrictions on the restricted stock will lapse on the first business day immediately prior to the date of the 2010 Annual Meeting of Shareholders if the director is serving as a director as of such date. The Compensation Committee believes that the increase in director compensation through this restricted stock grant will allow our director compensation in fiscal year 2010 to more closely approximate the director compensation of peer companies. As part of its review, the Compensation Committee recommended no change in cash compensation to non-employee directors for fiscal year 2010.

The following table shows for fiscal year 2009, the cash and other compensation earned by each of the directors serving in fiscal year 2009:

Name	Fees Earned in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Mitchell Dann	$26,000	$25,200	$51,200
Sidney W. Emery, Jr.	19,497	3,300	22,797
Guy C. Jackson	19,250	3,300	22,550
William M. Moore	21,406	3,300	24,706
Daniel J. Starks	11,098	3,300	14,398
Jerry C. Cirino (3)	9,000	3,300	12,300

(1)	Represents cash retainer and meeting fees earned in fiscal year 2009 as described above.

(2)	Values expressed represent the compensation cost recognized by our company during fiscal 2009 for equity awards granted in 2009 as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 3, “Stock Options” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2009.

The aggregate number of stock options outstanding at June 30, 2009 held by directors was: Mr. Dann, 30,000 shares; Mr. Emery, 40,000 shares; Mr. Jackson, 60,000 shares; Mr. Moore, 20,000 shares; Mr. Starks, 70,000 shares; and Mr. Cirino, 40,000 shares.

(3)	Mr. Cirino ceased serving as our director effective March 5, 2009 and therefore, compensation represents only that portion of fiscal year 2009 during which he served.

Mr. Warren, our Chief Executive Officer, receives no cash or equity compensation for Board service.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of 2009, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all of transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct of indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

In addition, in September 2007, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest. Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers or director compensation to be reported in our Proxy Statement,

•	payment of ordinary expenses and business reimbursements;

•	transactions with related companies in which the dollar amount does not exceed $100,000 or 2% of the other company’s total revenues;

•	charitable contributions in which the dollar amount does not exceed $10,000 or 2% of the charitable organization’s receipts;

•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification;

•	transactions in which our shareholders receive proportional benefits; and

•	transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction. If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;

•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the related party transaction is material to us;

•	the role the related party has played in arranging the transaction;

•	the structure of the related party transaction;

•	the interests of all related parties in the transaction;

•	the extent of the related party’s interest in the transaction; and

•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

To our knowledge, our directors, officers and owners of 10% or more of our common stock timely filed all required Section 16(a) reports during the fiscal year ended June  30, 2009.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2010, and to perform other appropriate audit-related services. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the selection of KPMG LLP for ratification. In the event the appointment of KPMG LLP is not ratified by the shareholders, the Audit Committee will reconsider the selection.

The affirmative vote of the holders of a majority of the shares of common stock represented at this Annual Meeting and entitled to vote is required to approve the ratification of the appointment of the independent registered public accounting firm, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. Proxies will be voted in favor of this proposal unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, independent certified public accountants, served as our independent registered public accounting firm for the fiscal year ended June 30, 2009. The Audit Committee has selected KPMG LLP to serve as our independent registered public accounting firm for the year ending June 30, 2010.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

Accountant Fees and Services

The following is an explanation of the fees billed to us by KPMG LLP for professional services rendered for the fiscal years ended June 30, 2009 and June 30, 2008, which totaled $205,463 and $343,944, respectively.

Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our quarterly reports on Forms 10-Q, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended June 30, 2009 and June 30, 2008 totaled $197,700 and $284,044, respectively.

Audit-Related Fees. There were $0 and $59,900 of fees billed to us for professional services for assurance and related services by KPMG LLP that were reasonably related to the performance of the audit or review of our financial statements and were not reported above under “Audit Fees” for the fiscal years ended June 30, 2009 and June 30, 2008, respectively.

Tax Fees. The aggregate fees billed to us by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning for the fiscal year ended June 30, 2009 and June 30, 2008, which totaled $7,763 and totaled $0, respectively.

All Other Fees. For the fiscal year ended June 30, 2009 and June 30, 2008, there were no fees billed to us by KPMG LLP for professional services or products not previously disclosed.

Audit Committee Pre-Approval Procedures

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to the Chair of the Audit Committee, but requires that the Chair report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2009 were pre-approved by the Audit Committee or a member of the committee before KPMG LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Urologix, Inc. 2010 Annual Meeting of Shareholders is expected to be held on or about November 9, 2010, and proxy materials in connection with that meeting are expected to be mailed on or about September 29, 2010. Shareholder proposals prepared in accordance with the proxy rules must be received by us on or before June 1, 2010.

Pursuant to our Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our Bylaws, the notice must be given by such shareholder to the Secretary of Urologix not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Director Nominations” and in our Bylaws. In addition, if we receive notice of a shareholder proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2009 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT

An Annual Report of Urologix, Inc. setting forth our activities and containing our financial statements for the fiscal year ended June 30, 2009 accompanies this notice of annual meeting and Proxy Statement.

OTHER BUSINESS

Shareholders may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including financial statements schedules and amendments thereto, as filed with the Securities and Exchange Commission, by writing to: Urologix, Inc., 14405 21st Avenue North, Minneapolis, Minnesota 55447, Attention: Secretary, or by calling us at (763) 475-1400.

By the Order of the Board of Directors,

Mitchell Dann, Chairman

UROLOGIX, INC.

Annual Meeting of Shareholders

Tuesday, November 10, 2009

3:00 p.m.

Sheraton Minneapolis West

12201 Ridgedale Drive

Minnetonka, MN 55305

Urologix, Inc. 14405 Twenty-First Avenue North Minneapolis, Minnesota 55447	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stryker Warren, Jr. and Rebecca J. Weber, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Urologix, Inc. to be held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, 55305 on Tuesday, November 10, 2009 at 3:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Urologix, Inc. held of record by the undersigned on September 21, 2009 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	– www.eproxy.com/ulgx

•	Use the Internet to vote your proxy until 12:00 p.m. (CT) on November 9, 2009.

PHONE	– 1-800-560-1965

•	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on November 9, 2009.

MAIL	– Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by phone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:	01 Mitchell Dann	02 Stryker Warren, Jr.	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Urologix, Inc. for the fiscal year ending June 30, 2010.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH NOMINEE AND FOR EACH OTHER PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Check	appropriate box:

Address Change? Mark Box ☐	I plan to attend the meeting ☐

Indicate changes below:

       Date                                                               , 2009

Signature(s) in Box

Please sign exactly as your name appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.